EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT
                              --------------------

          EMPLOYMENT AGREEMENT, made and entered into as of the 4th day of February 2005 by and between CONCURRENT COMPUTER CORPORATION, a Delaware corporation ("Concurrent" or the "Company"), and John Welch (the "Employee").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

          WHEREAS, the Company desires to employ the Employee and the Employee desires to accept such employment with the Company;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1.     Employment
            ----------

          The Company hereby employs the Employee and the Employee hereby accepts employment with the Company for the term set forth in Section 2 below, in the position and with the duties and responsibilities set forth in Section 3 below, and upon other terms and conditions hereinafter stated.

     2.     Term
            ----

          The term of employment hereunder shall commence on the date hereof and shall continue until otherwise terminated by either party at any time in accordance with the terms hereof.

     3.     Position;  Duties;  Responsibilities
            ------------------------------------

          3.1 It is intended that at all times during the term of employment hereunder, the Employee shall serve as Vice President - Research & Development reporting to the Chief Operating Officer of the Company. The Employee agrees to perform such senior executive and managerial services customary to such position as are necessary to the operations of the Company and as may be assigned to him from time to time by the Chief Operating Officer or Chief Executive Officer or by the Company's Board of Directors (the "Board of Directors").

          3.2 Throughout the term of employment hereunder, the Employee shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company, as appropriate to his responsibilities and duties hereunder, except for reasonable vacations and illness or other disability, but nothing in this Agreement shall preclude the Employee from devoting reasonable periods required for serving as a director or member of any advisory committee of not more than two (at any time) "for profit" organizations involving no conflict of interest with the interests of the Company (subject to approval by the Chief Executive Officer, which approval shall not be unreasonably withheld), or from engaging in charitable and community activities, or from managing his personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement.

     4.  Compensation
         ------------

          4.1     Salary
                  ------

               For services rendered by the Employee during the term of employment hereunder, the Employee shall be paid a salary, payable in equal biweekly installments (or, if different, payable in accordance with the then existing applicable payroll policy of the Company, but in no event less frequently than equal monthly installments) at an annualized rate of no less than $215,000, such salary to be reviewed for increase annually with such increases, if any, as shall be awarded taking into account such factors as corporate and individual performance and general business conditions.

          4.2     Annual  Bonus  Opportunity
                  --------------------------

               During the term of employment hereunder, the Employee will be provided an annual bonus opportunity in a target amount of 40% of base compensation (pro-rated based on the Employee's start date). The objectives for each year and other terms and conditions of the bonus opportunity shall be established by the Chief Executive Officer and shall be reasonably consistent with the business plan of the Company for such year established in advance.

          4.3     Employee  Benefit  Plans
                  ------------------------

               During the term of employment hereunder, the Employee will be eligible to participate in all employee benefit programs of the Company now or hereafter made available to senior executives, in accordance with the provisions thereof as in effect from time to time. In any event, the Employee shall be entitled to vacation days at the rate of four weeks per calendar year or such greater amount as may be provided by Company policies in effect from time to time.

          4.4     Business  Expense  Reimbursements
                  ---------------------------------

               During the term of employment hereunder, the Employee will be entitled to receive reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior level executives), in connection with his performing services hereunder.

     5.     Consequences  of  Termination  of  Employment
            ---------------------------------------------

          5.1     Death
                  -----

               In the event of the death of the Employee during the term of employment hereunder, the estate or other legal representatives of the Employee shall be entitled to continuation of the salary provided for in Section 4.1 for a period of 6 months from the date of the Employee's death, at the rate in effect at such date.

          5.2     Continuing  Disability
                  ----------------------

               Notwithstanding anything in this Agreement to the contrary, the Company is hereby given the option to terminate the Employee's employment in the event of the Employee's Continuing Disability. Such option shall be exercised by the Company by giving notice to the Employee of the Company's intention to terminate his employment due to Continuing Disability not earlier than 15 days from the receipt of such notice.

               In the event of the termination of the Employee's employment due to Continuing Disability, the Employee shall be entitled to compensation in accordance with the terms of all disability plan(s) made available to the Employee in which he is a participant at the time of such termination, if any; provided, however, that for a period of 6 months from such date of termination, the Employee shall receive an amount at least equal to the salary provided for in Section 4.1 above, at the rate in effect at the time of such termination, to the extent not provided under any such disability plan. Other rights and benefits under employee benefit plans and programs of the Company, generally, will be determined in accordance with the terms and provisions of such plans and programs.

               For purposes hereof, Continuing Disability shall mean the inability to perform the essential functions connected with the Employee's duties hereunder, with or without reasonable accommodation, which inability shall have existed for a period of 250 days, even though not consecutive, in any 24 month period. In the event the Employee does not agree with the Company that his inability may reasonably be expected to exist for such period, the opinion of a qualified medical doctor selected by the Employee and reasonably satisfactory to the Company shall be determinative.

               If, following a termination of employment hereunder due to Continuing Disability, the Employee becomes otherwise employed (whether as an employee, consultant or otherwise, but not solely as a member of a board of directors), any salary or other benefits earned by him from such employment shall be offset against any disability compensation or salary continuation due hereunder.

          5.3     Termination  by  the  Company  for  Due  Cause
                  ----------------------------------------------

               Nothing herein shall prevent the Company from terminating the employment of the Employee for Due Cause. The Employee shall continue to receive salary and any accrued and due bonus payments provided for herein only through the period ending with the date of such termination and any other rights and benefits he may have under employee benefit plans and programs of the Company, generally, shall be determined in accordance with the terms of such plans and programs. The term "Due Cause", as used herein, shall mean that (a) the Employee has committed a willful serious act, such as embezzlement, against the Company intended to enrich himself at the expense of the Company or has been convicted of a felony involving moral turpitude or (b) the Employee has (i) willfully and grossly neglected his duties hereunder or (ii) intentionally failed to observe specific directives or policies of Employee's immediate superior, the Chief Executive Officer or Board of Directors, which directives or policies were consistent with his positions, duties and responsibilities hereunder, and which failure had, or continuing failure will have, a material adverse effect on the Company. Prior to any such termination, the Employee shall be given written notice by the Chief Executive Officer that the Company intends to terminate his employment for Due Cause under this Section 5.3, which written notice shall specify the particular acts or omissions on the basis of which the Company intends to so terminate the Employee's employment, and the Employee (with his counsel, if he so chooses) shall be given the opportunity, within 15 days of his receipt of such notice, to have a meeting with the Board of Directors to discuss such acts or omissions and given reasonable time to remedy the situation, if it is deemed by the Board of Directors, in their good faith business judgment, to be remediable. In the event of such termination, the Employee shall be promptly furnished written specification of the basis therefore in reasonable detail.

          5.4     Termination  by  the  Company  other  than  for  Due  Cause
                  -----------------------------------------------------------

               The foregoing notwithstanding, the Company may terminate the Employee's employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on death or disability as provided in Sections 5.1 or 5.2, above, or on Due Cause as provided in
Section 5.3 above, the Employee will be entitled to receive Severance Compensation (as defined below).

               For purposes of the foregoing, Severance Compensation shall consist of salary continuation for a period of six (6) months from the date of termination (the "Salary Continuation Period"), payable in equal biweekly installments (or, if different, payable in accordance with the then existing applicable payroll policy of the Company, but in no event less frequently than equal monthly installments), at the rate in effect, pursuant to Section 4.1 above, immediately prior to such termination.

               During the period beginning with the Employee's termination and continuing through the Salary Continuation Period, the Company will use its reasonable best efforts to continue the Employee's eligibility under its group life insurance, hospitalization, medical and dental plans. In order to obtain such benefits, the Employee will have to pay the amount that would be the Employee's responsibility if he were still employed. To the extent Employee is not eligible under the terms of one or more of such plans and programs, the Company will provide the Employee with the economic equivalent for the Salary Continuation Period. For this purpose, "economic equivalent" shall mean the cost the Employee would incur if he were to provide himself with a benefit comparable to the reduced or eliminated benefit. The amount paid to the Employee as the economic equivalent, less the amount of the premium payment which is the Employee's responsibility in accordance with the Company benefit plan, will be "grossed-up", if taxable (that is, the amount necessary to make the Employee whole after taking into account (i) the cost of the benefit and
(ii) additional income taxes, if any, incurred by the Employee on amounts paid to him pursuant to this sentence).

               The foregoing notwithstanding, upon a termination triggering Severance Compensation payments hereunder the Company shall be under no obligation to continue the Employee's coverage under any long term disability plan or program; and the date of such termination shall be considered a termination for purposes of participation in the Company's Retirement Savings Plan.

               Except as specifically set forth in this Section 5.4, the Employee shall not be entitled to any other compensation or benefits following a termination of employment by the Company as provided in this Section 5.4.

          5.5     Constructive  Termination of Employment by the Company without
                  ---------------------------------------------- ---------------
          Due  Cause
          ----------

               Anything  herein to the contrary notwithstanding, if the Company:

               (A) demotes or otherwise elects or appoints the Employee to a lesser office than set forth in Section 3.1 or fails to elect or appoint him to such position;

               (B) causes a material change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to the Employee's position as described in Section 3.1;

               (C) decreases the Employee's salary or annual bonus opportunity below the levels provided for by the terms of Sections 4.1 and 4.2 (taking into account any salary increases made from time to time in accordance with Section 4.1);

                    (D) materially reduces the Employee's benefits under any employee benefit plan, program, or arrangement of the Company (other than a change that affects all employees similarly situated) from the level in effect upon the Employee's commencement of participation; or

               (F)  commits  any  other  material  breach  of  this  Agreement,

then such action (or inaction) by the Company, unless consented to in writing by the Employee, shall constitute a termination of the Employee's employment by the Company other than for Due Cause pursuant to Section 5.4 above. If, within thirty (30) days of learning of the action (or inaction) described herein as a basis for a constructive termination of employment, the Employee (unless he has given written consent thereto) notifies the Company in writing that he wishes to effect a constructive termination of his employment pursuant to this Section 5.5, and such action (or inaction) is not reversed or otherwise remedied by the Company within 30 days following receipt by the Company of such written notice, then effective at the end of such second 30 day period, the employment of the Employee hereunder shall be deemed to have terminated pursuant to Section 5.4 above.


          5.6     Voluntary  Termination  by  Employee
                  ------------------------------------

               In the event the Employee terminates his employment of his own volition (other than as provided in Section 5.5 above), such termination shall constitute a voluntary termination and in such event the Employee shall be limited to the same rights and benefits as provided in connection with termination for Due Cause under the second sentence of Section 5.3 above. For the purposes hereof, a decision by the Employee to voluntarily retire shall constitute a voluntary termination.

     6.     Protective  Agreement
            ---------------------

               Employee agrees that, following any termination of employment with Company, Employee will not, directly or indirectly, for the Salary Continuation Period, plus one (1) year, (a) engage in or provide any services substantially similar to the services that Employee provided to the Company at any time during the last twelve (12) months of Employee's employment to or on behalf of any person or entity offering products or services competitive with the Company Business (defined below) anywhere in the continental United States. The Employee acknowledges and agrees the continental United States is the primary geographic area in which the Company competes in its business and thus, by virtue of Employee's senior executive position and responsibilities with the Company, also the primary geographic area of Employee's employment with the Company. "Business" means the sale of products and services that enable (1) broadband providers to stream video to customers, and (2) high performance computing designed to acquire, process, store, analyze, and display large amounts of rapidly changing information with microsecond response as changes occur.

     7.     Successors  and  Assigns
            ------------------------

          7.1     Assignment  by  the  Company
                  ----------------------------

               This Agreement shall be binding upon and inure to the benefit of the Company or any corporation or other entity to which the Company may transfer all or substantially all its assets and business and to which the Company may assign this Agreement, in which case "Company" as used herein shall mean such corporation or other entity.

          7.2     Assignment  by  the  Employee
                  -----------------------------

               The Employee may not assign this Agreement or any part thereof without the prior written consent of the Company, which consent may be withheld by the Company for any reason it deems appropriate; provided, however, nothing herein shall preclude the Employee from designating one or more beneficiaries to receive any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or if no beneficiary has been so designated the legal representative of the Employee (in the event of his incompetency) or the Employee's estate.

     8.     Arbitration
            -----------

          Any dispute or controversy arising out of, in connection with, or relating to this Agreement or the Employee's employment by the Company or its termination shall be settled exclusively by arbitration in Atlanta, Georgia by one arbitrator in accordance with the employment arbitration rules of the American Arbitration Association then in effect; provided, however, that this arbitration agreement shall not preclude the Company from seeking to enforce the Protective Agreement in any court of competent jurisdiction without resort to arbitration. The arbitrator's award may include the manner in which fees of counsel and other expenses in connection with the dispute or controversy are to be borne by the parties. The arbitrator's authority and jurisdiction is limited to interpreting and applying the express provisions of this Agreement and the arbitrator shall not have the authority to alter or add to the provisions of this Agreement. Judgment may be entered upon the arbitrator's award in any court of competent jurisdiction.

Employee's Initials_______________   Company's Initials_________________________

As a condition precedent to any arbitration hereunder, prior to the commencement of any formal arbitration proceeding, the parties shall participate in a one-day mediation session in an attempt to amicably resolve the disagreement that is to be the subject matter of the arbitration proceeding.

     9.     Governing  Law
            --------------

          This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Georgia (without reference to the principles of conflicts of law).

     10.     Entire  Agreement
             -----------------

          This Agreement, including the Protective Agreement, contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

     11.     Amendment  or  Modification;  Waiver
             ------------------------------------

          No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee and the Chief Executive Officer of the Company. Except as otherwise specifically provided in the Agreement, no waiver by any party hereto of any breach by another party hereto of any condition or provision of the Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

     12.     Notices
             -------

          Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

          COMPANY:       Concurrent Computer Corporation
                         4375 River Green Parkway
                         Duluth, GA 30096
                         Attn: Suzanne Smith, VP - Human Resources &
                         Administrative Services

               With a copy to:

                         King & Spalding
                         191 Peachtree Street
                         Atlanta, GA 30303-1763
                         ATTN: Jack Capers

          EMPLOYEE:      John Welch
                         4495 Burgess Hill Lane
                         Alpharetta, GA 30022

     13.     Severability
             ------------

          In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     14.     Withholding
             -----------

          Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his estate or beneficiaries, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.



     15.     Survivorship
             ------------

          The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     16.     References
             ----------

          In the event of the Employee's death or judicial determination of his incompetence, reference in this Agreement to the Employee shall be deemed, where appropriate, to refer to his legal representatives, or, where appropriate, to his beneficiary or beneficiaries.

     17.     Titles
             ------

          Titles to the sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

     18.     Counterparts
             ------------

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              CONCURRENT  COMPUTER  CORPORATION


                              By: /s/ T. Gary Trimm
                                 ------------------------------
                                  T. Gary Trimm
                                  Chief Executive Officer

                              EMPLOYEE

                                  /s/ John Welch
                              ---------------------------------
                                  John Welch